Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100909 of Startech Environmental Corporation on Form S-8 of our report dated December 15, 2004, appearing in this Annual Report on Form 10-K of Startech Environmental Corporation for the fiscal year ended October 31, 2006.

Farmington, ConnecticutFebruary
9, 2007